Exhibit 23.1

CONSENT OF EXPERTS AND COUNSEL - - CONSENT OF ACCOUNTANT

Sherb & Co., LLP

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Amendment No. 1 of Registration Statement on Form SB-2 of ICOA, Inc., of our report dated March 29, 2004, relating to the consolidated financial statements of the Company, as of December 31, 2003 and for the years ended December 31, 2003 and 2002. We also consent to the references to us under the heading "Expert" in the Prospectus.

/s/ Sherb & Co., LLP
    -----------------------
    Sherb & Co., LLP
    Certified Public Accountants

New York, New York

June 1, 2004